       As Filed with the Securities and Exchange Commission on September 2, 1997
                                                    Registration No. 333-_______

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                  _________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                                 ____________________

                               USCS INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

               DELAWARE                                  94-1727009
     (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                               2969 Prospect Park Drive
                          Rancho Cordova, California  95670
                 (Address of Principal Executive Offices) (zip code)

        USCS INTERNATIONAL, INC. AMENDED AND RESTATED 1988 STOCK OPTION PLAN USCS INTERNATIONAL, INC. AMENDED AND RESTATED 1990 STOCK OPTION PLAN USCS INTERNATIONAL, INC. AMENDED AND RESTATED 1993 STOCK OPTION PLAN
                              (Full Title of the Plans)

                                 MARY G. JORDAN, ESQ.
                    Vice President, General Counsel and Secretary
                               USCS INTERNATIONAL, INC.
                               2969 Prospect Park Drive
                        Rancho Cordova, California  95670-6184
                                     916-636-4500
              (Name, address and telephone number of agent for service)

                                   With a copy to:
                                GILLES S. ATTIA, ESQ.
                                  Graham & James LLP
                             400 Capitol Mall, Suite 2400
                            Sacramento, California  95814
                                    (916) 558-6700

CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Title of securities to  Amount to be       Proposed maxi-        Proposed maxi-       Amount of
    be registered         registered    mum offering price       mum aggregate   registration fee
                                           per share(1)       offering price(1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Common Stock,              Shares
par value $0.05

Pursuant to
1988 Stock Option
Plan . . . . . . .         351,171           $17.125            $6,013,803.38       $1,822.36

Pursuant to
1990 Stock Option
Plan . . . . . . .         239,006           $17.125            $4,092,977.75       $1,240.30

Pursuant to
1993 Stock Option
Plan . . . . . . .         896,479           $17.125           $15,352,202.88       $4,652.18

Total. . . . . . .       1,486,656           $17.125           $25,458,984.00       $7,714.85

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933 based on average of the high and low prices of a share of Common Stock of the Company reported for trading on the Nasdaq National Market System on August 27, 1997.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to participant employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents which have heretofore been filed by USCS International, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and filed with the Commission on March 28, 1997 (the "Annual Report");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Act since the end of the fiscal year covered by the Annual Report;

    (c) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 18, 1996, by which the shares of Common Stock of the Company were registered under Section 12 of the 1934 Act.


    All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Certain attorneys of Graham & James LLP, counsel to the Registrant, own an aggregate of 5,595 shares of the Registrant's Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act.

    The Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws provide for expanded indemnification of directors and officers of the Company and limit the liability of directors of the Company. The Bylaws provide that the Company shall indemnify each person who is or was an officer or director of the Company, or is or was serving as an officer, director, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise at the request of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such right to indemnification includes the right to advancement of expenses incurred by such person prior to final disposition of the proceeding, provided that such director or officer shall provide the Company with an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such person is not entitled to be indemnified for such expenses. The Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. No person shall be indemnified by the Court for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under
Section 16(b) of the Securities

Exchange Act of 1934, as amended. The Certificate of Incorporation provides that if the Delaware General Corporation Law is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Company has also entered into agreements to indemnify its officers and directors in addition to the indemnification provided for in the Company's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         The following exhibits are filed with this Registration Statement.

         NUMBER    DESCRIPTION OF EXHIBIT
         ------    ----------------------


         4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, dated April 10, 1996*

         4.2 Shareholder Rights Agreement dated December 30, 1988 among U.S. Computer Services, Westar Capital and Enterprise Partners**

         4.3       Stockholder Rights Plan between the Company and Trustee**

         4.4 Certificate of Designation of Rights Preferences and Privileges of Series A Stock**

         4.5       Bylaws of the Registrant**

         4.6       Amended and Restated 1988 Stock Option Plan

         4.7       Amended and Restated 1990 Stock Option Plan

         4.8       Amended and Restated 1993 Stock Option Plan

         5.1 Opinion of Graham & James LLP regarding legality of the shares of Common Stock

         23.1      Consent of Graham & James LLP (incorporated by reference to
                   Exhibit 5.1 hereof)

         23.2      Consent of Price Waterhouse LLP

         24.1      Power of Attorney (see page II-6)

------------------------------

* Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on March 28, 1997.

** Incorporated by reference to Registrant's Registration Statement on Form S-1, Registration No. 333-3842, filed pursuant to Section 5 of the Securities Act of 1933, as amended.

ITEM 9.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering.

    (c) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (d) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware Corporation Law, the Second Amended and Restated Certificate of Incorporation of the registrant, the Bylaws of Registrant and the indemnification agreements described above in Item 6, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, County of Sacramento, State of California, on the 29th day of August, 1997.

                                  USCS INTERNATIONAL, INC.


                                  By:  /Mary G. Jordan/
                                      --------------------------------

                                       Mary G. Jordan
                                       Vice President, General Counsel and
                                       Secretary

                                  POWER OF ATTORNEY
for Form S-8 for 1988 Stock Option Plan, 1990 Stock Option Plan and 1993 Stock Option Plan

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mary G. Jordan and Douglas L. Shurtleff, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement and to perform any acts necessary in order to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


Dated:  July 30, 1997        / James C. Castle/
                             -----------------------------------
                             James C. Castle
                             Chief Executive Officer and Chairman of the Board of Directors
                             (Principal Executive Officer)


Dated:  July 30, 1997        / George L. Argyros, Sr./
                             -----------------------------------
                             George L. Argyros, Sr.
                             Director


Dated:  July 30, 1997        / George M. Crandell, Jr./
                             -----------------------------------
                             George M. Crandell, Jr.
                             Director


Dated:  July 30, 1997        / Charles D. Martin/
                             -----------------------------------
                             Charles D. Martin
                             Director


Dated:  July 30, 1997        / Michael F. McGrail/
                             -----------------------------------
                             Michael F. McGrail
                             Director


                                        -AND-
Dated:  July 30, 1997        / Larry W. Wangberg/
                             -----------------------------------
                             Larry W. Wangberg
                             Director

Dated:  July 30, 1997        / Douglas L. Shurtleff/
                             Douglas L. Shurtleff
                             Senior Vice-President of Finance and
                             Chief Financial Officer (Principal Financial
                             Officer)


Dated:  July 30, 1997        / Zaida A. Klein/
                             Zaida A. Klein
                             Chief Accounting Officer and Controller
                             (Principal Accounting Officer)

                                  INDEX TO EXHIBITS

Number   Description of Exhibit
------   ----------------------

4.1 Second Amended and Restated Certificate of Incorporation of the Registrant, dated April 10, 1996*

4.2 Shareholder Rights Agreement dated December 30, 1988 among U.S. Computer Services, Westar Capital and Enterprise Partners**

4.3      Stockholder Rights Plan between the Company and Trustee**

4.4 Certificate of Designation of Rights Preferences and Privileges of Series A Stock**

4.5      Bylaws of the Registrant**

4.6      Amended and Restated 1988 Stock Option Plan

4.7      Amended and Restated 1990 Stock Option Plan

4.8      Amended and Restated 1993 Stock Option Plan

5.1 Opinion of Graham & James LLP regarding legality of the shares of Common Stock

23.1     Consent of Graham & James LLP (incorporated by reference to
         Exhibit 5.1 hereof)

23.2     Consent of Price Waterhouse LLP

24.1     Power of Attorney (see page II-6)

------------------------------

* Incorporated by reference to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on March 28, 1997.

** Incorporated by reference to Registrant's Registration Statement on Form S-1, Registration No. 333-3842, filed pursuant to Section 5 of the Securities Act of 1933, as amended.

1.       PURPOSES OF THE PLAN.

         This 1988 Stock Option Plan is designed to enable executives and other key managers of USCS International, Inc., a Delaware corporation, and its wholly-owned Subsidiaries to acquire or increase a proprietary interest in the Company and thus to share in the future success of the Company's business. The Plan is intended as a further means of attracting and retaining outstanding management personnel. Since the executives and managers eligible to receive Options under the Plan will be those who are in positions to make important and direct contributions to the success of the Company, the directors believe that the grant of Options under the Plan will be in the Company's interest. Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options at the discretion of the Committee.

2.       DEFINITIONS.

    As used herein, and in any Option granted hereunder, the following definitions shall apply:
    (a)  "BOARD" shall mean the Board of Directors of the Company.
    (b)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.
    (c)  "COMMON STOCK" shall mean the Common Stock of the Company.
    (d)  "COMPANY" shall mean USCS International, Inc., a Delaware corporation.
    (e) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with paragraph (a) of Section 4 of the Plan. If the Board does not appoint or ceases to maintain a Committee, the term "Committee" shall refer to the Board.
    (f) "CONTINUOUS EMPLOYMENT" shall mean the absence of any interruption or termination of service as an Employee or Non-Employee Director by the Company or any Subsidiary. Continuous Employment shall not be considered interrupted during any period of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company and any Parent, Subsidiary or successor of the Company.
    (g) "DISINTERESTED PERSON" shall mean a person who has not at any time within one year prior to service as a member of the Committee (or during such service) been granted or awarded Options or other equity securities pursuant to the Plan or any other plan of the Company or any Parent or Subsidiary. Notwithstanding the foregoing, a member of the Committee shall not fail to be a Disinterested Person merely because he or she participates in a plan meeting the requirements of Rule 16b-3(c)(2)(i)(A) or (B) promulgated under the Exchange Act.
    (h) "EMPLOYEE" shall mean any person, including officers (whether or not they are directors), employed by the Company or any Subsidiary.
    (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.
    (j) "INCENTIVE STOCK OPTION" shall mean any option granted under this Plan and any other option granted to an Employee in accordance with the provisions of Section 422 of the Code, and the regulations promulgated thereunder.
    (k) "NONSTATUTORY STOCK OPTION" shall mean an Option granted under the Plan that is subject to the provisions of Section 1.83-7 of the Treasury Regulations promulgated under Section 83 of the Code.
    (l)  "OPTION" shall mean a stock option granted pursuant to the Plan.
    (m) "OPTION AGREEMENT" shall mean a written agreement between the Company and the Optionee regarding the grant and exercise of Options to purchase Shares and the terms and conditions thereof as determined by the Committee pursuant to the Plan.
    (n)  "OPTIONED SHARES" shall mean the Common Stock subject to an Option.
    (o) "OPTIONEE" shall mean an Employee, Non-Employee Director or Consultant who receives an Option.
    (p) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined by Section 424(e) of the Code.
    (q)  "PLAN" shall mean this 1988 Stock Option Plan.
    (r) "REGISTRATION DATE" shall mean June 21, 1996, the effective date of the first registration statement filed by the Company pursuant to
         Section 12(g) of the Exchange Act with respect to any class of the Company's equity securities.
    (s)  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.
    (t) "SHARE" shall mean a share of the Common Stock subject to an Option, as adjusted in accordance with Section 11 of the Plan.
    (u) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  STOCK SUBJECT TO THE PLAN.

    Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 945,000 Shares. The Shares may be authorized but unissued or reacquired shares of Common Stock. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares which were subject to the Option but as to which the Option was not exercised shall, unless the Plan shall have been terminated, become available for other Option grants under the Plan.


4.       ADMINISTRATION OF THE PLAN.

    (a)  PROCEDURE AFTER REGISTRATION DATE.   The Plan shall be administered
         either by: (i) the full Board, provided that all members of the Board are Disinterested Persons; or (ii) a Committee of three (3) or more directors, each of whom is a Disinterested Person. The Board shall take all action necessary to administer the Plan in accordance with the then effective provisions of Rule 16b-3 promulgated under the Exchange Act, provided that any amendment to the Plan required for compliance with such provisions shall be made consistent with the provisions of Section 13 of the Plan, and said regulations.

    (b) POWERS OF THE COMMITTEE. Subject to the provisions of the Plan, the Committee shall have the authority: (i) to determine, upon review of relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price of Options to be granted, the Employees, Directors or consultants to whom and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend any Option; (vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vii) defer an exercise date of any Option (with the consent of the Optionee), subject to the provisions of Section 9(a) of the Plan; (viii) to determine whether Options granted under the Plan will be Incentive Stock Options or Nonstatutory Stock Options; (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan; and (x) to designate which Options granted under the Plan will be issued in reliance on Rule 701.

    (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final and binding on all potential or actual Optionees, any other holder of an Option or other equity security of the Company and all other persons.

5.       ELIGIBILITY.

    (a) PERSONS ELIGIBLE FOR OPTIONS. Options may be granted under the Plan to key executives and managers who are Employees of the Company. All determinations by the Compensation Committee of the persons to whom Options shall be granted hereunder shall be conclusive. An Employee who has been granted an Option, if he or she is otherwise eligible, may be granted an additional Option or Options. However, the aggregate fair market value (determined in accordance with the provisions of Section 8(a) of the Plan) of the Shares subject to one or more Incentive Stock Options grants that are exercisable for the first time by an Optionee during any calendar year (under all stock option plans of the Company and its Parents and Subsidiaries) shall not exceed $100,000 (determined as of the grant date); all grants in excess of the $100,000 limit shall be designated as Nonstatutory Stock Option.

    (b) NO RIGHT TO CONTINUING EMPLOYMENT. Neither the establishment nor the operation of the Plan shall confer upon any Optionee or any other person any right with respect to continuation of employment or other service with the Company or any Subsidiary, nor shall the Plan interfere in any way with the right of the Optionee or the right of the Company (or any Parent or Subsidiary) to terminate such employment or service at any time.

6.       TERM OF PLAN.

         The Plan shall become effective as of July 1, 1988 and subject to
         Section 13 hereof, shall extend for a term of ten (10) years from that date pursuant to approval of the Plan granted by the holders of a majority of the outstanding Shares at the annual meeting of Shareholders of the Company held May 6, 1988.

7.       TERM OF OPTION.

    Unless the Committee determines otherwise, the term of each Option granted under the Plan shall be ten (10) years from the date of grant. The term of the Option shall be set forth in the Option Agreement. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date such Option is granted; provided that, no Incentive Stock Option granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 425(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary shall be exercisable after the expiration of five (5) years from the date such Option is granted.

8.       EXERCISE PRICE AND CONSIDERATION.

    (a) EXERCISE PRICE. Except as provided in subsection (b) below, the exercise price for the Shares to be issued pursuant to any Option shall be such price as is determined by the Committee, which shall in no event be less than, in the case of Incentive Stock Options, the fair market value of such Shares on the date the Option is granted, PROVIDED THAT, in the case of any Optionee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the exercise price shall be 110% of fair market value on the date the Incentive Stock Option is granted. Fair market value of the Common Stock shall be determined by the Committee, using such criteria as it deems relevant; provided, however, that for such time as the Common Stock is listed on a national securities exchange (within the meaning of Section 6 of the Exchange Act) or on the NASDAQ National Market System (or any successor national market system), the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in THE WALL STREET JOURNAL.
    (b) TEN PERCENT STOCKHOLDERS. No Option shall be granted to any Employee who, at the date such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, unless the exercise price for the Shares to be issued pursuant to such Option is at least equal to 110 percent (110%) of the fair market value of such Shares on the grant date determined by the Committee in the manner set forth in subsection (a) above.
    (c) CONSIDERATION. The consideration to be paid for the Optioned Shares shall be payment in cash or by check unless payment in some other manner, including by promissory note, other shares of the Company's Common Stock or such other consideration and method of payment for the issuance of Optioned Shares as is authorized by the Committee at the time of the grant of the Option. Any cash or other property received by the Company from the sale of Shares pursuant to the Plan shall constitute part of the general assets of the Company.

9.       EXERCISE OF OPTION.

    (a) VESTING PERIOD. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as shall be permissible under the terms of the Plan, which shall be specified in the Option Agreement evidencing the Option. Options granted under the Plan shall vest at a rate of at least twenty percent (20%) per year.

    (b) EXERCISE PROCEDURES. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option agreement evidencing the Option, and full payment for the Shares with respect to which the Option is exercised has been received by the Company.

         An Option may not be exercised for fractional shares. As soon as practicable following the exercise of an Option in the manner set forth above, the Company shall issue or cause its transfer agent to issue stock certificates representing the Shares purchased. Until the issuance of such stock certificates (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Shares notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date of the transfer by the Optionee of the consideration for the purchase of the Shares, except as provided in Section 11 of the Plan. After the Registration Date, the exercise of an Option by any person subject to short-swing trading liability under
         Section 16(b) of the Exchange Act shall be subject to compliance with all applicable requirements of Rule 16b-3(d) or (e) promulgated under the Exchange Act.

    (c) DEATH OF OPTIONEE. In the event of the death during the Option period of an Optionee who is at the time of his death, or was within the ninety (90)-day period immediately prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of death or termination, the Option may be exercised, at any time prior to the expiration of the Option period, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the accrued right to exercise at the time of the termination or death, whichever comes first.

    (d) DISABILITY OF OPTIONEE. In the event of the disability during the Option period of an Optionee who is at the time of such disability, or was within the ninety (90)-day period prior thereto, an Employee or Non-Employee Director, and who was in Continuous Employment as such from the date of the grant of the Option until the date of disability or termination, the Option may be exercised at any time within one (1) year following the date of disability, but only to the extent of the accrued right to exercise at the time of the termination or disability, whichever comes first, subject to the condition that no option shall be exercised after the expiration of the Option period.

    (e) TERMINATION OF STATUS AS EMPLOYEE. If an Optionee shall cease to be an Employee for any reason other than disability or death, , the Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Committee) after the date he or she ceases to be an Employee, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination, subject to the condition that no option shall be exercisable after the expiration of the Option period.

    (f) EXERCISE OF OPTION WITH STOCK AFTER REGISTRATION DATE. After the Registration Date, the Committee may permit an Optionee to exercise an Option by delivering shares of the Company's Common Stock. If the Optionee is so permitted, the option agreement covering such Option may include provisions authorizing the Optionee to exercise the Option, in whole or in part, by: (i) delivering whole shares of the Company's Common Stock previously owned by such Optionee (whether or not acquired through the prior exercise of a stock option) having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option; and/or (ii) directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the aggregate exercise price for the Optioned Shares issuable on exercise of the Option. Shares of the Company's Common Stock so delivered or withheld shall be valued at their fair market value at the close of the last business day immediately preceding the date of exercise of the Option, as determined by the Committee, in accordance with the provisions of
         Section 8(a) of the Plan. Any balance of the exercise price shall be paid in cash. Any shares delivered or withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

    (g) TAX WITHHOLDING. After the Registration Date, when an Optionee is required to pay to the Company an amount with respect to tax withholding obligations in connection with the exercise of an Option granted under the Plan, the Optionee may elect prior to the date the amount of such withholding tax is determined (the "Tax Date") to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates, including any related FICA obligation, applicable to the Optionee and the particular transaction, by: (i) delivering cash; (ii) delivering part or all of the payment in previously owned shares of Common Stock (whether or not acquired through the prior exercise of an Option); and/or (iii) irrevocably directing the Company to withhold from the Shares that would otherwise be issued upon exercise of the Option that number of whole Shares having a fair market value equal to the amount of tax required or elected to be withheld (a "Withholding Election"). If an Optionee's Tax Date is deferred beyond the date of exercise and the Optionee makes a Withholding Election, the Optionee will initially receive the full amount of Optioned Shares otherwise issuable upon exercise of the Option, but will be unconditionally obligated to surrender to the Company on the Tax Date the number of Shares necessary to satisfy his or her minimum withholding requirements, or such higher payment as he or she may have elected to make, with adjustments to be made in cash after the Tax Date.

         Any withholding of Optioned Shares with respect to taxes arising in connection with the exercise of an Option by any person subject to short-swing trading liability under Section 16(b) of the Exchange Act shall satisfy the following conditions:

   (i) An advance election to withhold Optioned Shares in settlement of a tax liability must satisfy the requirements of Rule 16b-3(d)(1)(i), regarding participant-directed transactions;

   (ii) Absent such an election, the withholding of Optioned Shares to settle a tax liability may occur only during the quarterly window period described in Rule 16b-3(e);

   (iii) Absent an advance election or window-period withholding, the Optionee may deliver shares of Common Stock owned prior to the exercise of an Option to settle a tax liability arising upon exercise of the Option, in accordance with Rule 16b-3(f); or

   (iv) The delivery of previously acquired shares of Common Stock (but not the withholding of newly acquired Shares) will be allowed where an election under Section 83(b) of the Code accelerates the Tax Date to a day that occurs less than six (6) months after the advance election and is not within the quarterly window period described in Rule 16b-3(e).

         Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the exercise price or of any tax in connection with the exercise of an Option, including without limitation any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code shall be the sole responsibility of the Optionee. Shares withheld in accordance with this provision shall not again become available for purposes of the Plan and for Options subsequently granted thereunder.

10.      NON-TRANSFERABILITY OF OPTIONS.

    An Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.      ADJUSTMENTS UPON CHANGES IN CAPITAL-IZATION.

    Subject to any required action by the stockholders of the Company, the number of Optioned Shares covered by each outstanding Option, and the per share exercise price of each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, recapitalization, combination, reclassification, the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the number or class of securities covered by any Option, as well as the price to be paid therefor, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         If the Company dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange or is party to a merger or reorganization in which it not the surviving corporation (a "Change in Control"), then fifty percent (50%) of the unvested portion of each Option held at least six (6) months prior to the effective date of a Change of Control shall immediately vest and each Option shall be exercisable by the holder thereof for a period of not less than thirty (30) days prior to such Change in Control, provided, however, that the Optionee shall be given not less than thirty (30) days notice of such Change of Control and within such time period may exercise his or her Options in whole or in part. All Options shall terminate in their entirety to the extent not exercised on or prior to such thirty (30) day period.


12.      TIME OF GRANTING OPTIONS.

    Unless otherwise specified by the Committee, the date of grant of an Option under the Plan shall be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.

13.      AMENDMENT AND TERMINATION OF THE PLAN.

    The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, except that, without approval of the holders of a majority of the outstanding capital stock no such revision or amendment shall change the number of Shares subject to the Plan, change the designation of the class of employees eligible to receive Options or add any material benefit to Optionees under the Plan. Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated.

14.      CONDITIONS UPON ISSUANCE OF SHARES.

    Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.      RESERVATION OF SHARES.

    During the term of this Plan the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain from any regulatory body having jurisdiction and authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.

16.      INFORMATION TO OPTIONEE.

    During the term of any Option granted under the Plan, the Company shall provide or otherwise make available to each Optionee a copy of its financial statements at least annually.

17.      OPTION AGREEMENT.

    Options granted under the Plan shall be evidenced by Option Agreements.

18.      STOCKHOLDER APPROVAL.

    The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote within twelve (12) months before or after the Plan is adopted. Any option exercised before stockholder approval is obtained must be rescinded if stockholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Shares issued upon the exercise of such options shall not be counted in determining whether such approval is obtained. Any amendments to the Plan which require stockholder approval shall be by the affirmative vote of the holders of a majority of the outstanding capital stock of the Company entitled to vote.

    --end of plan--